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                                 EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration Statement of
CUC International Inc. on Form S-8 of our report dated June 24, 1996 (relating to the consolidated financial statements of Sierra On-Line, Inc. and subsidiaries for the year ended March 31, 1996, not presented separately therein), appearing in the CUC International Inc. Current Report on Form 8-K (filed with the Securities and Exchange Commission on September 17, 1996).


Deloitte & Touche LLP

Seattle, Washington
February 11, 1997